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                                                                    EXHIBIT 8(a)

                                    CONSENT

I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 12 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-55472).

/s/ BARRY G. SKOLNICK

Barry G. Skolnick, Esq.
President, General Counsel and Secretary

April 25, 2001